UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 13, 2014

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a meeting held on February 13, 2014 the Compensation Committee of the Board of Directors of Nautilus, Inc. (the “Company”) approved equity compensation awards to certain of the Company’s executive officers. The awards consist of options to purchase shares of the Company’s common stock and performance stock unit awards, both granted under the Company’s 2005 Long Term Incentive Plan. The options vest in three equal annual installments, beginning on February 13, 2015. The options expire on February 13, 2021. The performance unit awards vest based on achievement of goals established for operating income and growth in revenues over a three-year performance period. The number of shares vested under the performance unit awards following conclusion of the performance period will be determined based on the level at which the goals are achieved. The number of shares vesting can range from 60% of the performance unit awards if minimum thresholds are achieved to a maximum of 150%.

Officer	Title	Stock Options	Performance Unit Awards
Bruce M. Cazenave	Chief Executive Officer	43,382	26,029
William B. McMahon	Chief Operating Officer	22,599	13,559
Wayne M. Bolio	SVP, Law & Human Resources, General Counsel	20,178	12,107
Robert O. Murdock	VP, General Manager Direct	13,620	8,172
Jeffery L. Collins	VP, Retail Sales	12,712	7,627

Additionally, the Company established award eligibility and fixed annual performance targets for the above-named officers under the Company’s short-term incentive program. The Company’s short-term incentive program focuses on achievement of certain annual goals for operating income and revenue growth, as well as personal and strategic performance goals established for the performance period.

Under the short-term incentive program, individual plan participants are eligible to receive incentive compensation based on a target percentage of their base salary. The amount payable is determined based upon the weighted average percentage achievement of the financial, personal and strategic performance goals established for the annual plan period. Achievement below 100% of goal on a combined basis results in payout of less than the target award, and achievement of greater than 100% of goal on a combined basis results in a payout of greater than the target award. The Company must achieve a minimum of 30% of its operating income and 80% of its revenue growth goals for any payout to be available, with a maximum award of 150% of target if the goals are exceeded. For 2014, Messrs. Cazenave and McMahon are eligible for short-term incentive compensation equal to 100% and 75% of their base salaries, respectively. Messrs. Bolio, Murdock and Collins are each eligible for 2014 short-term compensation equal to 50% of their base salaries.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

February 20, 2014	By:	/s/ Bruce M. Cazenave
(Date)		Bruce M. Cazenave
Chief Executive Officer